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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Manhattan Bancorp of our report dated March 30, 2011, with respect to the consolidated statements of financial condition of Manhattan Bancorp and Subsidiaries as of December 31, 2010, and the related consolidated statements of operations, total equity and cash flows for the year ended December 31, 2010, included in the Annual Report on Form 10-K of Manhattan Bancorp for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
April 16, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM